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                                   Exhibit 21

                         Subsidiaries of the Registrant

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Registrant
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SouthBanc Shares, Inc.

                                            Percentage         Jurisdiction or
Subsidiaries (a)                           of Ownership     State of Incorporation
----------------------------------------  ---------------   ----------------------
Perpetual Bank, A Federal Savings Bank                100%          United States

United Service Corporation of
 Anderson, Inc.(b)                                    100%         South Carolina

United Investments Services, Inc.(c)                  100%         South Carolina

Mortgage First Service Corporation(b)                 100%         South Carolina

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(a)  The operations of the wholly owned subsidiaries of the Registrant are included in the Registrant's Consolidated Financial Statements contained in the Annual Report attached hereto as Exhibit 13.
(b)  Wholly-owned by the Savings Bank.
(c)  Wholly-owned by United Service Corporation of Anderson, Inc.